Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Announces 2011 Year-End Earnings Conference Call, Details on IPAA Florida Presentation, Year-End Financial and Operational Highlights

•	Flotek sets year-end 2011 Financial Reporting Schedule

•	Preliminary 2011 revenue of approximately $258 million, a greater than 75% increase from 2010 levels

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Flotek provides update on 2011 financial position, operations and balance sheet, announces January 30, 2012 cash balance of approximately $ 8.0 million, after repurchase of $36 million of convertible notes

•	John Chisholm to present at Independent Petroleum Association of America Florida Oil & Gas Symposium on Thursday, February 2, 2012

HOUSTON, February 2, 2012 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) will host a conference call on Thursday, March 8, 2012 at 7:30 a.m. Central Time to discuss its operating results for the year ended December 31, 2011. Flotek intends to provide dial-in information through a press release on March 7, 2012.

Flotek plans to file its 10-K annual report with the U.S. Securities and Exchange Commission after the market close on March 7, 2012. In addition, the Company will provide additional details regarding operating results in a press release after the market close on March 7, 2012.

Financial and Operational Update

Continued strength in North American drilling and completion activity as well as continued gains in market share are expected to provide improved operating results for the fourth quarter and full year of 2011. Improved results are also a product of Flotek’s continued focus on new applications for the Company’s core businesses, international initiatives, new production applications – especially in the Company’s chemical technologies – and its improved sales and marketing culture.

Although financial results for 2011 have not been finalized, the Company expects revenues for 2011 of approximately $258 million, a greater than 75% increase over comparable 2010 revenues of approximately $147 million. Flotek experienced strong revenue growth in both the chemical and drilling technologies segments. Revenues in the Company’s artificial lift segment were relatively flat in 2011, when compared to 2010, largely a result of relatively weak natural gas prices throughout the year.

“Flotek’s 2011 revenues should make the entire Flotek team proud,” said John Chisholm, Flotek’s Chairman and President. “We continued to benefit from our strategic marketing initiatives and continued acceptance of our message that ‘Flotek in your well’ means better results for our exploration and production clients. While we are excited about the top line results for the 2011 we remained focused on execution and future expectations as we look to continue our growth and success into 2012.”

For the fourth quarter, 2011 revenues should be greater than $74.5 million, in-line with third quarter top-line results as previously suggested. The general slowdown generally experienced during holiday periods was offset by Flotek’s improved market share as well as continued strength in overall oilfield activity.

The Company also projects that 2011 gross margins should exceed 40%, compared to 36% annualized gross margins in 2010. Fourth quarter, 2011 gross margins are expected to be approximately 42% compared to approximately 37% in the fourth quarter of 2010 and approximately 41% in the third quarter of 2011.

Operating income as a percentage of revenue for the fourth quarter of 2011 is expected to exceed 20% and for the calendar year 2011 is expected to be greater than 18%.

During the fourth quarter the Company announced the repurchase of approximately $36 million of second lien convertible notes, the repurchase was completed on January 6, 2012. After the repurchase Flotek’s outstanding debt, excluding capital leases, was $70.5 million, comprised entirely of unsecured convertible notes. In addition, the Company has a $35 million revolving credit facility commitment that is currently undrawn. As of January 30, 2012 the Company had approximately $8 million of cash.

“In 2011, we announced transactions that reduced Flotek’s debt by nearly 50% through both internally generated cash and a strategic equity placement, leaving our balance sheet in its strongest position in over five years,” added Chisholm. “Along with combined growth in our core business and the commitment of the Flotek team to creating more innovative technologies to improve drilling and completion as well as a pledge to continue the enhancement of our marketing and sales efforts, Flotek completed its most successful year in recent memory. While 2012 will, no doubt, present some challenges, the opportunities for Flotek to capture additional market share and expand its business both here and abroad are very bright.”

In the chemicals segment, horizontal drilling activity continues to provide opportunities for Flotek’s complex nano-fluid micro-emulsifiers. In addition, Flotek continues to execute on its strategy to expand its product offerings to reach liquids opportunities, specifically in the Eagle Ford, Niobrara, Bakken and oily Barnett plays. The Company is making marked progress in creating value-added chemistries to address enhanced oil recovery opportunities as well as reach new international markets.

Flotek’s drilling products segment continues to benefit from an increase in drilling activity in key domestic basins. Both the drilling motors business and the Company’s Teledrift measurement-while-drilling technology continue to post solid growth. Flotek’s continued focus on cross-selling products has resulted in new opportunities to increase the depth of relationships with existing as well as new clients.

Presentation at Independent Petroleum Association of American Florida Oil and Gas Symposium

As previously announced, , Flotek’s Chairman and President will make a presentation at the Independent Petroleum Association of America (IPAA) Florida Oil and Gas Investment Symposium in Hollywood, Florida on Thursday, February 2, 2012.

The presentation will be webcast live beginning at 11:45am EST on Thursday, February 2, 2012 and can be accessed from Flotek’s website, www.flotekind.com. The presentation slides will be available on the Flotek website coincident with the conference presentation.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

SOURCE Flotek Industries, Inc.